Exhibit 10.4

EXECUTION COPY

SIRIUS SATELLITE RADIO INC.

262,399,983 Shares of Common Stock

Underwriting Agreement

As of July 28, 2008

Morgan Stanley & Co. Incorporated

UBS Securities LLC

as Representatives

of the several Underwriters named in Schedule I

hereto (the “Representatives”)

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Sirius Satellite Radio Inc., a Delaware corporation (the “Company”), subject to the terms and conditions stated herein, proposes to issue and lend to each of Morgan Stanley Capital Services, Inc. ( “Morgan Stanley”) and UBS AG, London Branch (“UBS” and collectively with Morgan Stanley, the “Borrowers”) as a share loan, pursuant to and upon the terms set forth in the share lending agreement between the Company and Morgan Stanley and the share lending agreement between the Company and UBS, each dated as of July 28, 2008 (the “Share Lending Agreements”), an amount of the Company’s common stock, par value $0.001 per share (“Stock”) up to the sum of the Maximum Number of Shares (as such term is defined in each of the Share Lending Agreements) under both of the Share Lending Agreements (such shares being referred to herein as the “Borrowed Shares”), such aggregate Maximum Number of Shares being 262,399,983 as of the date hereof, 183,679,988 of which the Company will initially lend to the Borrowers (the “Initial Hedging Shares”) and up to 78,719,995 of which the Borrowers may borrow from time to time (the “Hedging Reserve Shares”). The Company has been advised that the Borrowers will transfer the Initial Hedging Shares to the Representatives, which will initially offer the Initial Hedging Shares to the public at the fixed price per share stated on the cover of the Prospectus (as defined below) in an underwritten public offering by the several underwriters named in Schedule I hereto (the “Underwriters”). If the Representatives are the only firms listed in Schedule I hereto, then the term “Underwriters” as used herein shall be deemed to refer to the Representatives.

The Company has been further advised that the Borrowers will transfer any Hedging Reserve Shares they may borrow from time to time to the Representatives, which will offer any such Hedging Reserve Shares to the public at prices prevailing in the market at the time of sale or at negotiated prices. Each time of sale of any Hedging Reserve Shares by the Underwriters for purposes of Rule 159 under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as a “Hedging Reserve Time of Sale”, and each date on which Hedging Reserve Shares are delivered to the Underwriter under this Agreement is hereinafter referred to as a “Hedging Reserve Closing Date”.

Concurrently with the issuance of the Borrowed Shares, XM Satellite Radio, Inc. (“XM Satellite”) is offering, by means of a private offering memorandum, $550,000,000 aggregate principal amount of its 7.00% Exchangeable Senior Subordinated Notes due 2014 (the “Exchangeable Notes”) in a private placement. The Exchangeable Notes are exchangeable for shares of Stock in accordance with their terms and the terms of the related indenture (the “Indenture”). The Exchangeable Notes are being offered and sold in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 19, 2007, among XM Satellite Radio Holdings Inc. (“XM Holdings”), the Company and Vernon Merger Corporation (as amended or supplemented by any subsequent letter agreement, the “Merger Agreement”), pursuant to which Vernon Merger Corporation shall be merged with and into XM Holdings, with XM Holdings as the surviving corporation. The Offering (as defined below), the Refinancing Transactions (as such term is described in the Disclosure Package and the Prospectus), the offering of the Exchangeable Notes and the Merger are collectively referred to herein as the “Transactions.”

The Company hereby confirms its agreement with the Underwriters and the Borrowers concerning the offering and sale of the Borrowed Shares (the “Offering”), as follows:

1. Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-152548) on Form S-3, relating to the securities (the “Shelf Securities”), including the Borrowed Shares, registered thereunder to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated July 25, 2008, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Borrowed Shares in the form first used to confirm sales of the Borrowed Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Initial Time of Sale Prospectus” means the most recent preliminary prospectus as amended or supplemented immediately prior to the Initial Time of Sale (as defined below); “Disclosure Package” means the Initial Time of Sale Prospectus together with each free writing prospectus identified in Schedule II hereto, if any, and any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, if any, each of which is identified in Schedule II hereto; and “broadly available road show” means a bona fide electronic road show as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Initial Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Initial Time of Sale” as used herein means 7:30 p.m. on the date hereof.

2. Purchase of Borrowed Shares by the Underwriters. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Borrowers agree to sell to the Underwriters, and the Underwriters agree to purchase from the Borrowers, at a purchase price of $1.50 per share, the Initial Hedging Shares that the Company will lend to Morgan Stanley and UBS under their respective Share Lending Agreements. Delivery of and payment for the Initial Hedging Shares shall be made at 10:00 AM, New York City time, on August 1, 2008 or at such time on such later date not more than five Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriter, the Company and the Borrowers (such date and time of delivery and payment for the Initial Hedging Shares being herein called the “Initial Closing Date”).

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, from time to time the Borrowers agree to sell to the Underwriters, and the Underwriters agree to purchase from the Borrowers, the Hedging Reserve Shares that the Company will from time to time lend to Morgan Stanley and UBS under their respective Share Lending Agreements. The number of Hedging Reserve Shares to be purchased and sold, the price to be paid by the Underwriters to the Borrowers for the Hedging Reserve Shares to be purchased and the time for delivery of and payment for any Hedging Reserve Shares shall be mutually agreed between the Borrowers and the Underwriters.

(c) The Company understands that the Underwriters and the Borrowers intend to offer the Initial Hedging Shares and the Hedging Reserve Shares for sale to the public, as described in the Disclosure Package and the Prospectus.

3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters and each of the Borrowers that:

(a) Registration Statement and Prospectus. The Registration Statement has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) Disclosure. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Initial Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, as of the Initial Closing Date and as of each Hedging Reserve Shares Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Disclosure Package does not, as of the Initial Time of Sale, and will not, as of each Hedging Reserve Time of Sale when the Prospectus is not yet available to prospective purchasers, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date, as of each Hedging Reserve Time of Sale after the Prospectus is available to prospective purchasers and as of each Hedging Reserve Closing Date, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Disclosure Package or the Prospectus based upon information relating to any Underwriter or the Borrowers furnished to the Company in writing by such Underwriter or the Borrowers through the Representatives expressly for use therein.

(c) Free Writing Prospectuses. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Disclosure Package, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Capitalization. The capitalization of the Company and it subsidiaries (i) was, as of March 31, 2008, as set forth in the Disclosure Package and the Prospectus in the “Actual”

column under the heading “Capitalization” and (ii) assuming the consummation of the Transactions on the terms described therein, will be, as of the Closing Date, as set forth in the Disclosure Package and the Prospectus in the “As adjusted for the merger and Refinancing Transactions” column under the heading “Capitalization.” Attached as Schedule III(a) is a true and complete list of each domestic entity in which the Company has a direct or indirect majority equity or voting interest as of the date of this Agreement prior to giving effect to the Merger (the “Pre-Merger Subsidiaries”) and attached as Schedule III(b) is a complete list of each entity in which the Company has a direct or indirect majority equity or voting interest as of the date of this Agreement after giving effect to the Merger excluding the Pre-Merger Subsidiaries (the “New Subsidiaries”), in each case listing each such Pre-Merger Subsidiary’s or New Subsidiary’s, as the case may be, jurisdictions of organization, name of its equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary (as defined below) have been duly and validly authorized and issued, are and immediately after giving effect to the Merger will be, fully paid and non-assessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Disclosure Package and the Prospectus, are owned, and after giving effect to the Merger will be owned, directly or indirectly, by the Company free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to existing security agreements (the “Sirius Existing Security Agreements”) in respect of the Term Credit Agreement, dated as of June 20, 2007 and the Loral Credit Agreement (as defined in the Prospectus). Except as set forth in each of the Disclosure Package and the Prospectus, there are not currently and after giving effect to the Merger there will not be, any outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Subsidiaries. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated in the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. As used herein, with respect to any representation or warranty made on the date hereof, “Subsidiary” shall refer to any Pre-Merger Subsidiary and “Subsidiaries” shall refer to the Pre-Merger Subsidiaries collectively; and with respect to any representation or warranty made after the date hereof, “Subsidiary” shall refer to any Pre-Merger Subsidiary or New Subsidiary, and “Subsidiaries” shall refer to the Pre-Merger Subsidiaries and New Subsidiaries collectively. Notwithstanding anything herein to the contrary, any representation or warranty made after the date hereof with respect to any New Subsidiary shall be deemed to be subject to the exceptions and limitations applicable to the corresponding representation and warranty in the Purchase Agreement, dated the date hereof, relating to the Exchangeable Notes offering.

(e) Organization and Good Standing. The Company (A) is a corporation, duly incorporated and validly existing under the laws of Delaware; (B) has, and after giving effect to the Transactions will have, all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on the business, proposed business (including giving effect to the Transactions), condition (financial or other), results of operations, performance, properties or affairs of the Company and its Subsidiaries, taken as a whole or (y) an adverse effect on the ability to consummate the Transactions on a timely basis.

(f) Corporate Power and Authority. The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under this Agreement and the Share Lending Agreements and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to perform its obligations under the Exchangeable Notes.

(g) Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(h) Share Lending Agreement. Each of the Share Lending Agreements has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by Morgan Stanley or UBS, as applicable), will be a legally binding and valid obligation of the Company, enforceable against it in accordance with it terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought and an implied covenant of good faith and fair dealing (the “Bankruptcy Exceptions”).

(i) Borrowed Shares. At or before the Initial Closing Date, the Borrowed Shares to be issued in accordance with the terms hereof and of the Share Lending Agreements will have been duly authorized and validly reserved for issuance, and, upon issuance in accordance with the terms hereof, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof), and will be sufficient in number to meet the requirements of this Agreement and the Share Lending Agreements; such Borrowed Shares, when so issued in accordance with the terms hereof and of the Share Lending Agreements, will be duly and validly issued and fully paid and non-assessable; and any certificates for such Borrowed Shares shall be in due and proper form.

(j) Merger Agreement. The Merger Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Merger Agreement conforms in all material respects to the description thereof in each of the Disclosure Package and the Prospectus.

(k) No Violation or Default. None of the Company nor any Subsidiary is, or immediately after giving effect to the Transactions will be, (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) except as set forth in each of the Disclosure Package and the Prospectus, in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”) including, without limitation, the Communications Act of 1934 (the “Communications Act”) and the rules and regulations of the Federal Communications Commission (the “FCC”), except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in each of the Disclosure Package and the Prospectus, the Company and the Subsidiaries possess all licenses, permits, approvals, registrations and other authorizations from the FCC and foreign regulatory bodies necessary to the conduct of its business (the “Communications Licenses”). Except as set forth in each of the Disclosure Package and the Prospectus, the Communications Licenses are in full force and effect, have not been revoked, suspended, canceled, rescinded or terminated, have not expired, and are not subject to any condition except those set forth on the Communications Licenses themselves or which are generally applicable to authorizations of such type. Except as set forth in each of the Disclosure Package and the Prospectus (i) to the best knowledge of the Company and the Subsidiaries, there is not pending any action by or before the FCC or any foreign regulatory body to revoke, suspend, cancel, rescind or materially and adversely modify any of the Communications Licenses (other than proceedings of general applicability); (ii) there is not issued or outstanding, by or before the FCC or any foreign regulatory body, any order to show cause, notice of violation, notice of apparent liability, order of forfeiture or similar notice against the Company or any of the Subsidiaries that could result in any such action; (iii) to the best knowledge of the Company, there are not pending or threatened any petitions to deny, complaints, investigations, or other proceedings by or before the FCC, any foreign regulatory body or any court of competent jurisdiction (with respect to any appeal of any decision by the FCC or a foreign regulatory body) concerning the Company or any of the Subsidiaries or the Communications Licenses that can reasonably be expected to result in a Material Adverse Effect. Except as set forth in each of the Disclosure Package and the Prospectus, the Company and the Subsidiaries have made, or have caused to be made, all reports and filings required to be filed by the Company and any of the Subsidiaries with the FCC or any foreign or international regulatory body (including, without limitation, the International Telecommunication Union), and such reports and filings have been timely filed and are accurate and complete in all material respects, except for such filings which if not made or untimely filed would not reasonably be expected to result in a Material Adverse Effect. Except as set forth in each of the Disclosure Package and the Prospectus, to the best knowledge of the Company, there exists no condition that, and after giving effect to the Merger there will exist no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument described in this Section 3(k), which default could reasonably be expected to have a Material Adverse Effect.

(l) No Conflicts. The execution, delivery and performance of this Agreement and the Share Lending Agreement and consummation of the Transactions to which it is a party by the Company does not and will not (i) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Date or as contemplated by each of the Disclosure Package and the Prospectus, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or Subsidiary under any of the Agreements and Instruments, to the extent a party thereto or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by Company or any Subsidiary of this Agreement and the Share Lending Agreement and the consummation of the Transactions, except such as have been or will be obtained or made on or prior to the Closing Date.

(m) No Consents or Waivers. No consents or waivers from any other person or entity are or will be required for the execution, delivery and performance of this Agreement and the Share Lending Agreement and the consummation of the Transactions, other than the registration of the Borrowed Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Borrowed Shares by the Underwriters and such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(n) Company’s Independent Accountants. Ernst & Young LLP, the public accountants whose report is included or incorporated by reference in each of the Disclosure Package and the Prospectus with respect to the Company and the Subsidiaries, are independent within the meaning of the Act and the rules of the Public Company Accounting Oversight Board. The historical financial statements (including the notes thereto) of the Company and the Subsidiaries included or incorporated by reference in each of the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. Except as may otherwise be indicated in the Disclosure Package and the Prospectus, the information set forth under the caption “Summary — Summary historical and pro forma consolidated financial data of Sirius” and “—Unaudited pro forma condensed combined financial statements” included in each of the Disclosure Package and the Prospectus have been prepared on a basis consistent with that of the audited financial statements of the Company.

(o) No Material Adverse Change. Since the date as of which information is given in each of the Disclosure Package and the Prospectus, except as set forth or contemplated in each of the Disclosure Package and the Prospectus, (A) none of the Company or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Company or any Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its equity interests and (D) there has not been any material change in the long-term debt of the Company or any Subsidiary.

(p) Pro Form Financials. The unaudited pro forma financial statements (including the notes thereto) (A) comply as to form in all material respects with the applicable requirements of Regulation S-X, (B) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (C) have been properly computed on the bases described therein. The assumptions used in the pro forma and as adjusted financial information included in each of the Disclosure Package and the Prospectus are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(q) Statistical Data and Forward-Looking Statements. The statistical and market-related data and forward-looking statements included in each of the Disclosure Package and the Prospectus are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required.

(r) Legal Proceedings. Except as set forth in each of the Disclosure Package and the Prospectus, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of the Company or any Subsidiary is or may be subject, (B) no law, statute, rule or regulation that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any Governmental Authority, (C) no judgment, decree or order of any Governmental Authority that, in any of clause (A), (B) or (C), could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Labor. Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent.

(t) Environmental Laws. None of the Company or any of the Subsidiaries has, or immediately after giving effect to the Merger will have, violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks or immediately after giving effect to the Merger will lack, any permit, license or other approval required of it under applicable Environmental Laws, is violating or immediately after giving effect to the Merger will be violating, any term or condition of such permit, license or approval or is subject to any pending or threatened liability under the Environmental Laws which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(u) Licenses and Permits. Each of the Company and the Subsidiaries have, and immediately after giving effect to the Merger will have, except as set forth in each of the Disclosure Package and the Prospectus (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in each of the Disclosure Package and the Prospectus, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any Governmental Authority or self-regulatory authority is considering or threatening limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in each of the Disclosure Package and the Prospectus, all such Authorizations are, and immediately after giving effect to the Merger will be, valid and in full force and effect, and the Company and the Subsidiaries are, and immediately after giving effect to the Merger will be, in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Good Title. Each of the Company and the Subsidiaries have, and immediately after giving effect to the Merger will have, good, valid and marketable title in fee simple to all items of owned real property and valid title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, (B) liens described in each of the Disclosure Package and the Prospectus, (C) as created pursuant to the Indenture and (D) liens permitted by the Indenture and Sirius Existing Security Agreements. Any real property, personal property and buildings held under lease by the Company or any such Subsidiary are, and after immediately after giving effect to the Merger will be, held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

(w) Intellectual Property. Each of the Company and each Subsidiary owns, possesses or has the right to employ, and immediately after giving effect to the Merger will own, possess or have the right to employ all patents, patent rights, licenses (including all FCC, state, local or other regulatory licenses) inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it or that are proposed to be operated by it, including after giving effect to the Merger, as described in each of the Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the Company nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe, and immediately after giving effect to the Merger will not infringe, on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

(x) Taxes. All tax returns required to be filed by the Company or any Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) ERISA. Neither the Company nor any Subsidiary has, or after giving effect to the Merger will have, any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, each of the Company and each Subsidiary is, and immediately after giving effect to the Merger will be, in compliance in all material respects with all applicable provisions of ERISA.

(z) Investment Company Act. None of the Company nor any Subsidiary is, or after giving effect to the Transactions will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Internal Controls. The Company and the Subsidiaries maintain, and immediately after giving effect to the Merger will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Disclosure Controls and Procedures. The Company and the Subsidiaries have established and maintain, and immediately after giving effect to the Merger will maintain, disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls. The Company has provided or made available to the Underwriters or their counsel true and complete copies of all existent minutes or draft minutes of meetings, or resolutions adopted by written consent, of the boards of directors of the Company and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(cc) No Broker’s Fees. Except as described in the section entitled “Underwriting” in each of the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Company, any such Subsidiary or any of the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(dd) Sarbanes-Oxley. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any presently applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) Listing. The issued and outstanding Stock, including the Shares, has been listed for quotation on The NASDAQ National Market. The Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;

(ff) No Stabilization. The Company has not taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Borrowed Shares.

4. [Reserved.]

5. Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a) Prospectus. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required in connection with Offering; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(b) Free Writing Prospectuses. The Company will obtain the Representatives’ consent before taking, or failing to take, any action that would cause the Company to make an offer of any of the Initial Hedging Shares or the Hedging Reserve Shares that would constitute an issuer free writing Prospectus or to be required to file a free writing prospectus pursuant to Rule 433(d) of the Securities Act and the rules and regulations of the Commission thereunder, other than the issuer free writing prospectuses, if any, listed on Schedule II hereto. The Company will not take any action that would result in the Underwriters being required to file with the Commission pursuant to Rule 433(d) of the Securities Act and the rules and regulations of the Commission thereunder a free writing prospectus prepared by or on behalf of any of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(c) Delivery of Copies. The Company will deliver to each of the Underwriters during the Prospectus Delivery Period (as defined below) as many copies of the Initial Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as such Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Borrowed Shares as in the opinion of counsel for the Representatives a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) relating to the Borrowed Shares is required by law to be delivered in connection with sales of the Borrowed Shares by the Underwriters or any dealer.

(d) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review, and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

(e) Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Initial Time of Sale Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration

Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Initial Time of Sale Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Borrowed Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Initial Time of Sale Prospectus or the Prospectus or suspending any such qualification of the Borrowed Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f) Ongoing Compliance of the Initial Time of Sale Prospectus. If during the Prospectus Delivery Period, the Time of Sale Prospectus is being used to solicit offers to buy Borrowed Shares at a time when the Prospectus is not yet available to prospective purchasers (i) any event shall occur or condition shall exist as a result of which the Initial Time of Sale Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Initial Time of Sale Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Initial Time of Sale Prospectus as may be necessary so that the statements in the Initial Time of Sale Prospectus as so amended or supplemented will not, in the light of the, be misleading or so that the Initial Time of Sale Prospectus as so amended or supplemented will comply with law.

(g) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(h) Securities Laws Compliance. During the Prospectus Delivery Period, the Company will comply, at its own expense, with all requirements imposed by the Securities Act and the Exchange Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, as necessary to permit the continuance of sales of or dealing in the Borrowed Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(i) Blue Sky Compliance. The Company will qualify the Borrowed Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Borrowed Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j) Earnings Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k) Lock-up. For a period of 90 days after the Initial Closing Date, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock other than the Exchangeable Notes or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Stock to be sold hereunder and any shares of Stock issued upon the exercise of options granted under existing employee stock option plans, outstanding convertible and equity-linked securities (including securities issued by XM Satellite and XM Holdings), or pursuant to the Merger or the Exchangeable Notes offering.

(l) Expiration of Shelf Registration Statement. If the third anniversary of the initial effective date of the Registration Statement occurs before all the Borrowers Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Borrowed Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement effective with the Commission.

(m) Press Releases. During the period ending on the earlier of (i) the date that all of the Hedging Reserve Shares have been sold by the Underwriters to the public and (ii) the later of the Final Borrowing Dates (as such dates are defined in the Share Lending Agreements) (the

“Additional Offering Period”), except as required by law, the Company will issue no press release or other broadly-disseminated communication, and will hold no press conferences with respect to (i) the Initial Hedging Shares or the Hedging Reserve Shares, without the Representatives’ prior written consent, which consent may be by e-mail (and which will not be unreasonably withheld) or (ii) the financial condition or results of operations of the Company or any of its Subsidiaries, or any material acquisition or disposition by the Company or any of its Subsidiaries, without notifying the Representatives of such disclosure prior to issuing any press release or other broadly-disseminated communication or holding any press conference, and, to the extent reasonably practicable, the Company will permit the Representatives to comment on any such press release or other broadly-disseminated communication. In the event that any such disclosure is required by law, the Company will promptly notify the Representatives of such required disclosure prior to issuing any press release or other broadly-disseminated communication or holding any press conference, and, to the extent reasonably practicable, the Company will permit the Representatives to comment on any such press release or other broadly-disseminated communication.

(n) Due Diligence Meetings. During the Additional Offering Period, the Company will cause the chief financial officer and the general counsel of the Company to participate in weekly telephonic due diligence sessions with the Representatives and their counsel.

(o) Bring-downs. During the Additional Offering Period, on each date after the Initial Closing Date on which the Registration Statement or Prospectus is amended or supplemented, the Company will deliver or cause to be delivered to the Representatives upon their reasonable request (provided such request does not create undue disruption or expense for the Company): (i) supplemental opinions and/or negative assurance letters, as applicable, confirming as of such date the opinions and/or letters delivered on the Initial Closing Date pursuant to Section 7(g) hereof of Simpson Thacher & Bartlett LLP, Skadden, Arps, Slate, Meagher & Flom LLP, Hogan & Hartson LLP and Wiley Rein LLP, (ii) in the case of an amendment or supplement to the Registration Statement or Prospectus because of new or updated financial or accounting information (including the filing of a quarterly report on Form 10-Q), (a) supplemental letters confirming as of such date the letters delivered on the Initial Closing Date pursuant to Section 7(f) hereof of Ernst & Young LLP and KPMG LLP and (b) a supplemental officers certificate confirming as of such date the matters referred to in Section 7(e) hereof.

(p) Regulation M Compliance. Without the prior written consent of the Borrowers, the Company shall not, and shall cause its affiliated purchasers (as defined in Regulation M under the 1934 Act) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of Stock (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Stock until the Hedging Reserve Termination Date (as defined in Section 8 hereof).

(q) Listing. The Company will use its reasonable efforts to obtain approval for, and maintain the listing of the Borrowed Shares for trading on, the Nasdaq Global Select Market.

(r) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

6. [Reserved.]

7. Conditions of Underwriter’s Obligations. The obligation of the Underwriters to purchase the Initial Hedging Shares on the Initial Closing Date as provided herein is subject to the performance by the Company of its respective covenants and other obligations hereunder and to the following additional conditions:

(a) No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus and each issuer free writing prospectus, if any, shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Initial Closing Date; and the statements of the Company and its officers made in any certificate delivered pursuant to this Agreement shall be true and correct on and as of the Initial Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Initial Closing Date, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Initial Closing Date, no event or condition of a type described in Section 3(o) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Initial Hedging Shares on the Initial Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Initial Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (A) confirming that such officer has carefully reviewed the Registration Statement, the Disclosure Package and the Prospectus and, to the best knowledge of such officer, the representation of the Company set forth in Section 3(a) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) of this Section 7.

(f) Comfort Letters. At the time of execution of this Agreement, Ernst & Young LLP, with respect to the Company, and KPMG LLP, with respect to XM Satellite, shall each have furnished to the Underwriters, a letter, dated the date hereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Initial Time of Sale Prospectus and the Prospectus; provided that each such letter shall use a “cut-off’ date no more than three business days prior to the date hereof. On the Initial Closing Date, the Underwriters shall have received from each of Ernst & Young LLP and KPMG LLP a letter, dated the Initial Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements in the letter furnished pursuant to the immediately preceding sentence; provided that each such letter shall use a “cut-off” date no more than three business days prior to the Initial Closing Date.

(g) Opinions of Counsel for the Company and XM Satellite. The Underwriters shall have received on the Initial Closing Date (i) a negative assurance letter dated the Initial Closing Date, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to XM Satellite, substantially in the form of Exhibit A-1 attached hereto, (ii) an opinion and negative assurance letter each dated the Initial Closing Date, addressed to the Underwriters, of Hogan & Hartson L.L.P., regarding regulatory matters, substantially in the form of Exhibit A-2 attached hereto, (iii) an opinion and negative assurance letter each dated the Initial Closing Date, addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel to the Company, substantially in the form of Exhibit A-3 attached hereto and (iv) an opinion dated the Initial Closing Date, addressed to the Underwriters, of Wiley Rein LLP, regarding regulatory matters, substantially in the form of Exhibit A-4 attached hereto.

(h) Opinion of Counsel for the Underwriters. The Underwriters shall have received on and as of the Initial Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, substantially in the form of Exhibit B attached hereto, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) CFO Certificate. On the date hereof, the Underwriters shall have received a certification from David J. Frear Executive Vice President and Chief Financial Officer of Sirius (the “CFO Certification”) regarding financial information contained in the Disclosure Package in form and substance satisfactory to the Underwriters and counsel to the Underwriters, dated the date of this Agreement. In addition, on the Initial Closing Date, the Underwriters shall have received a bring-down certificate of the CFO Certification dated the Initial Closing Date in form and substance satisfactory to the Underwriters and counsel to the Underwriters.

(j) [Reserved.]

(k) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Initial Closing Date, prevent the sale of the Borrowed Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Initial Closing Date, prevent the sale of the Borrowed Shares.

(l) Exchangeable Notes Offering. At the Initial Closing Date, the offering of the Exchangeable Notes shall have been consummated on the terms and conditions described in the Initial Time of Sale Prospectus and the Prospectus.

(m) Merger. At the Initial Closing Date, the Merger shall have been consummated and the Representatives shall have received evidence of such consummation.

(n) Share Lending Agreements. The Company shall have complied with all of its obligations under each of the Share Lending Agreements in all material respects; no event or circumstance shall exist that would permit, with the giving of notice, the lapse of time or both, the early termination of the Share Lending Agreements by the Company or the Borrowers; and each of the Share Lending Agreements shall be in full force and effect.

(o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Underwriter and the Selling Stockholders such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriters and the Share Borrowers, their respective affiliates, directors and officers and each person, if any, who controls each of the Underwriters or the Share Borrowers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any preliminary prospectus, the Prospectus or any issuer free writing prospectus or in any “issuer information” (as defined in Rule 433(d) of the Securities Act) that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act relating to the Borrowed Shares (or any amendment or supplement to any of the foregoing), or (B) any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including in any “road show” (as defined in Rule 433 under the Securities Act) (“Marketing Materials”) or (ii) any omission or alleged omission to state therein, when read together with the Registration Statement and the Prospectus, a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters or the Borrowers furnished to the Company by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information provided in any letter dated the date hereof from the Representatives specify such information.

(b) Indemnification of the Company. The Underwriters and the Borrowers each agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters or the Borrowers furnished to the Company in writing by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement to any of the foregoing) (or any amendment or supplement thereto).

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, its affiliates, directors and officers and any control persons of the Underwriters shall be designated in writing by the Representatives; any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Underwriters and the Borrowers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Underwriters and the Borrowers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriters and the Borrowers, on the other hand, and the parties’ intent and relative, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Initial Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the National Association of Securities Dealers, Inc. or in any over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Borrowed Shares on the Initial Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus.

Following the Initial Closing Date, this Agreement shall expire on the close of business on the last day of the Additional Offering Period (such date and time, the “Hedging Reserve Termination Date”).

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof to the Underwriters; (ii) the costs of reproducing and distributing this Agreement and the documentation related hereto; (iii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Borrowed Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (iv) the fees and expenses of the Company’s counsel and independent accountants in connection with this Agreement; (v) the costs and charges of any transfer agent or any registrar; and (vi) the costs related to the transfer and delivery of the Borrowed Shares to the Underwriters, including any transfer or other taxes payable thereon.

(a) It is understood that the Underwriters will pay all of their costs and expenses, including fees and expenses of their counsel, transfer taxes payable upon resale of any of the Borrowed Shares by them and any advertising expenses incurred in connection with any of the resale offers it may make.

(b) If (i) this Agreement is terminated pursuant to Section 9 or (ii) the Underwriters decline to purchase the Shares because of any refusal, inability or failure on the part of the

Company to satisfy any condition to the obligations of the Underwriters set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or comply with any provision of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the Offering.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Underwriters referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Borrowed Shares from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Borrowers and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Borrowers or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Borrowed Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Borrowers or the Underwriter.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to them Morgan Stanley & Co Incorporated, 1585 Broadway, New York, New York 10036 fax number: 212-761-0538, Attention: GCM Syndicate Desk) and UBS Securities LLC, 299 Park Avenue, New York, New York 10171 (Attention: Syndicate Desk). Notices to the Company shall be given to it at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 37th Floor, New York, NY 10020 (fax: (212) 584-5353); Attention: Patrick L. Donnelly, Executive Vice President, General Counsel and Secretary. Notices to the Borrowers shall be given to Morgan Stanley Capital Services, Inc. 1585 Broadway, New York, New York 10036 (fax number: 212-761-0538, Attention: GCM Syndicate Desk) and UBS AG, London Branch, 299 Park Avenue, New York, New York 10171 (Attention: Syndicate Desk).

(b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not expressly superseded by this Agreement) that relate to Offering, represents the entire agreement between the Company, on the one hand, and the Borrowers and the Underwriters, on the other, with respect to the preparation of the Registration Statement, the Disclosure Package, the Prospectus, any free writing prospectus, the conduct of the Offering and the purchase and sale of the Borrowed Shares.

(f) No Fiduciary Duty. The Company acknowledges that in connection with the Offering: (A) the Underwriters and the Borrowers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (B) the Underwriters and the Borrowers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (C) the Underwriters and the Borrowers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters and the Borrowers arising from an alleged breach of fiduciary duty in connection with the Offering.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SIRIUS SATELLITE RADIO INC.

By:	Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof:

MORGAN STANLEY CAPITAL SERVICES, INC., as a Borrower of the Borrowed Shares

By:	/s/ Alan Thomas
Name:	Alan Thomas
Title:	Managing Director

UBS AG, LONDON BRANCH as a Borrower of the Borrowed Shares

By:	/s/ Gordon S. Kiesling
Name:	Gordon S. Kiesling
Title:	Executive Director and Counsel Region Americas Legal

By:	/s/ Karen A. Wendell
Name:	Karen A. Wendell
Title:	Executive Director Region Americas Legal

MORGAN STANLEY & CO. INCORPORATED

UBS SECURITIES LLC

Acting severally on behalf of themselves

and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ John Tyree
Name:	John Tyree
Title:	Managing Director

By:	UBS Securities LLC

By:	/s/ Omar Jaffrey
Name:	Omar Jaffrey
Title:	Managing Director

By:	/s/ Siran Tanielyan
Name:	Siran Tanielyan
Title:	Associate Director

Schedule I

Underwriter	Number of Borrowed Shares To Be Purchased
Morgan Stanley & Co. Incorporated	188,399,978
UBS Securities LLC	74,000,005

Total:	262,399,983

Schedule II

Free Writing Prospectuses:

1. Final Pricing Term Sheet attached hereto

SIRIUS SATELLITE RADIO INC.

Final Pricing Term Sheet

Issuer of common stock:	Sirius Satellite Radio Inc., a Delaware corporation (“Sirius”).

Issue:	Common stock, $0.001 par value per share

Aggregate Number of Shares:	262,399,983

Shares Offered at Fixed Price:	183,679,988

Shares to be Offered on a Delayed Basis at Prevailing Market Prices at the Time of Sale or at Negotiated Prices:	78,719,995

Total Sirius shares outstanding at 6/30/08:	1,501,131,817

Sum of total Sirius shares outstanding at 6/30/08 and Common Stock offered:	1,763,531,800

Fixed Price for Shares in Fixed Price Offering:	$1.50 per share

Joint Underwriters:	Morgan Stanley & Co. Incorporated UBS Securities LLC

Trade Date:	July 28, 2008

Settlement Date:	August 1, 2008

Form of Offering:	Registered offering of common stock lent by Sirius to affiliates of the underwriters.

Closing Conditions:	Consummation of the offering is conditioned upon completion of the merger and the consummation of the concurrent private offering of $550 million of 7% exchangeable senior subordinated notes due 2014 issued by XM Satellite Radio Inc. and exchangeable for Sirius common stock at an exchange rate of 533.3333 shares per $1,000 principal amount of notes, as well as additional customary conditions.

Use of Proceeds:	Sirius will receive no proceeds from the offering of the shares.

Listing:	NASDAQ Global Select Market

The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Morgan Stanley & Co. Incorporated at 1-866-718-1649 or UBS Investment Bank at (888) 827-7275.

Schedule III(a)

Pre-Merger Subsidiaries

Subsidiaries of Sirius Satellite Radio Inc.

Subsidiary	Jurisdiction of Organization

Satellite CD Radio, Inc.	Delaware
Sirius Asset Management Company LLC	Delaware
Sirius Entertainment Promotions LLC	Delaware
Spend LLC	Maryland
Vernon Merger Corporation	Delaware

All of these subsidiaries are wholly owned subsidiaries.

Schedule III(b)

New Subsidiaries

Subsidiaries of XM Satellite Radio Holdings Inc.

XM Satellite Radio Inc.

XM 1500 Eckington LLC

XM Orbit LLC

XM Investments LLC

XM Escrow LLC

Subsidiaries of XM Satellite Radio Inc.

XM Radio Inc.

XM Innovations Inc.

XM Equipment Leasing LLC

XM EMall Inc.

XM Capital Resources Inc.

All of these subsidiaries are organized in the State of Delaware and are wholly owned subsidiaries.

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